Exhibit 5.3

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617.832.1000 main 617.832.7000 fax

May 31, 2024

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	Form S-4 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as Massachusetts counsel to Civigenics, Inc. and SECON, Inc., each a Massachusetts corporation (each, a “Massachusetts Corporate Guarantor”), and Civigenics Management Services, LLC, a Massachusetts limited liability company (the “Massachusetts LLC Guarantor”, and collectively with the Massachusetts Corporate Guarantors, the “Massachusetts Guarantors”), in connection with the filing of the registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by The GEO Group, Inc., a Florida corporation (the “Parent”), the Massachusetts Guarantors and each of the other entities listed in the Registration Statement as a subsidiary guarantor (such entities, collectively with the Massachusetts Guarantors, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration under the Securities Act of (i) the Parent’s 8.625% Senior Secured Notes due 2029 (the “2029 Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the 2029 Exchange Notes as set forth in Article Ten of the 2029 Indenture referred to below (the “2029 Exchange Note Guarantees”) by the Subsidiary Guarantors and (ii) the Parent’s 10.25% Senior Notes due 2031 (the “2031 Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the 2031 Exchange Notes as set forth in Article Ten of the 2031 Indenture referred to below (the “2031 Exchange Note Guarantees”) by the Subsidiary Guarantors. Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Parent is offering to exchange (i) in an exchange offer (the “2029 Exchange Offer”) up to $650,000,000 aggregate principal amount of 2029 Exchange Notes for a like amount of its outstanding 8.625% Senior Secured Notes due 2029 and issued on April 18, 2024 (the “2029 Old Notes”), which have not been registered under the Securities Act, and to exchange the 2029 Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the 2029 Old Notes by the Subsidiary Guarantors as set forth in Article Ten of the 2029 Indenture and (ii) in an exchange offer (the “2031 Exchange Offer”) up to $625,000,000 aggregate principal amount of 2031 Exchange Notes for a like amount of its outstanding 10.25% Senior Notes due 2031 and issued on April 18, 2024 (the “2031 Old Notes”), which have not been registered under the Securities Act, and to exchange the 2031 Exchange Note Guarantees for the full and

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The GEO Group, Inc.

May 31, 2024

unconditional guarantees as to the payment of principal and interest on the 2031 Old Notes by the Subsidiary Guarantors as set forth in Article 10 of the 2031 Indenture. The 2029 Exchange Notes and the 2029 Exchange Note Guarantees will be issued upon consummation of the 2029 Exchange Offer pursuant to the Indenture, dated as of April 18, 2024 (the “2029 Indenture”), among the Parent, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent. The 2031 Exchange Notes and the 2031 Exchange Note Guarantees will be issued upon consummation of the 2031 Exchange Offer pursuant to the Indenture, dated as of April 18, 2024 (the “2031 Indenture”), among the Parent, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion letter, we have reviewed originals or copies of the following documents:

(a)	the Registration Statement and the Prospectus, each in the form provided to us by the Parent;

(b)	an executed copy of the 2029 Indenture;

(c)	an executed copy of the 2031 Indenture;

(d)	a form of the 2029 Exchange Notes provided to us by the Parent;

(e)	a form of the 2031 Exchange Notes provided to us by the Parent;

(f)	the Articles of Organization of each Massachusetts Corporate Guarantor, in the form certified to us by the Secretary of the applicable Massachusetts Corporate Guarantor as of the date hereof;

(g)	the By-Laws of each Massachusetts Corporate Guarantor, in the form certified to us by the Secretary of the applicable Massachusetts Corporate Guarantor as of the date hereof;

(h)	a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated as of May 29, 2024 as to the legal existence and good standing of Civigenics, Inc.;

(i)	a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated as of May 29, 2024 as to the legal existence and good standing of SECON, Inc.;

(j)

certain resolutions adopted by the Board of Directors of each Massachusetts Corporate Guarantor, in the form certified to us by the Secretary of the applicable Massachusetts Corporate Guarantor as of the date hereof;

The GEO Group, Inc.

May 31, 2024

(k)	a written consent of the sole stockholder of CiviGenics, Inc., May 31, 2024;

(l)	the Certificate of Organization of the Massachusetts LLC Guarantor, in the form certified to us by the Secretary of the Massachusetts LLC Guarantor as of the date hereof;

(m)	the Operating Agreement of the Massachusetts LLC Guarantor, in the form certified to us by an officer of the Massachusetts LLC Guarantor as of the date hereof;

(n)	a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated as of May 29, 2024 as to the legal existence and good standing of the Massachusetts LLC Guarantor;

(o)	certain resolutions adopted by the Board of Managers of the Massachusetts LLC Guarantor, in the form certified to us by an officer of the Massachusetts LLC Guarantor; and

(p)	a certificate as to factual matters executed by each Massachusetts Guarantor, dated as of the date hereof.

We refer to the certificates of the Secretary of the Commonwealth of the Commonwealth of Massachusetts in paragraphs (h), (i) and (n) above as the “Certificates of Good Standing”. We express no opinion as to the tax good standing of any Massachusetts Guarantor in any jurisdiction.

We have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this opinion letter. In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement, the 2029 Indenture and the 2031 Indenture; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the 2029 Indenture or the 2031 Indenture (other than the Massachusetts Guarantors); (d) the entity power of each party to the 2029 Indenture or the 2031 Indenture (other than the Massachusetts Guarantors) to execute, deliver and perform its obligations under the 2029 Indenture or the 2031 Indenture, as the case may be, and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Massachusetts Guarantors) of each document executed and delivered or to be executed and delivered in connection with the 2029 Indenture or the 2031 Indenture, as the case may be, by such party; and (f) as to matters of fact, the accuracy and completeness of the representations and other statements made in the documents we have reviewed by public officials and officers or other representatives of the parties to the 2029 Indenture or the 2031 Indenture, as the case may be.

The GEO Group, Inc.

May 31, 2024

We express no opinion other than as to the Massachusetts Business Corporation Act (the “MBCA”) and the Massachusetts Limited Liability Company Act (the “MA LLCA”).

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1. Based solely on the respective Certificates of Good Standing, each Massachusetts Guarantor is a corporation or limited liability company, as the case may be, validly existing and in good standing under the MBCA or MA LLCA, as the case may be.

2. Each Massachusetts Guarantor has the corporate or limited liability company, as the case may be, power to execute, deliver and perform its obligations under each of the 2029 Indenture and the 2031 Indenture.

3. The execution and delivery by each Massachusetts Guarantor of each of the 2029 Indenture and the 2031 Indenture and the performance by each Massachusetts Guarantor of its obligations under the 2029 Indenture and the 2031 Indenture have been duly authorized by all necessary corporate or limited liability company, as the case may be, action on the part of such Massachusetts Guarantor.

4. Each Massachusetts Guarantor has executed and delivered each of the 2029 Indenture and the 2031 Indenture.

This opinion letter speaks only as of the time of delivery hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the delivery of this opinion letter or if we become aware after the delivery of this opinion letter of any facts, whether existing before or arising after the delivery hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

The GEO Group, Inc.

May 31, 2024

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

FOLEY HOAG LLP

By:	/s/ John D. Hancock
A Partner